Exhibit 5

                      Nixon, Hargrave, Devans & Doyle LLP
                       Attorneys and Counsellors at Law
                                Clinton Square
                             Post Office Box 1051
                        Rochester, New York 14603-1051
                                (716) 263-1000
                              Fax: (716)263-1600
                                August 4, 1998
Home Properties of New York, Inc.
850 Clinton Square
Rochester, New York 14604

Gentlemen:

 We have acted as counsel to Home Properties of New York, Inc. (the "Company") in connection with the Registration Statement on Form S-8 (the "Registration Statement") which relates to the issuance of 500,000 shares (the "Shares") of Common Stock, par value $.01 per share, under the Company's Directors, Officer and Employee Stock Purchase and Loan Plan (the "Plan"). We have examined the originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or other representatives of the Company, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Articles of Incorporation of the Company, as amended to the date hereof, (ii) the By-Laws of the Company, as amended to the date hereof, (iii) certified copies of certain resolutions duly adopted by the Board of Directors and stockholders of the Company, and (iv) the Plan.

  Based upon the foregoing, it is our opinion that the Additional Shares have been duly authorized, and, after the Additional Shares shall have been issued and delivered as described in such Registration Statement and the Plan and the consideration therefor shall have been received by the Company, such Shares will be validly issued, fully paid and nonassessable. We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our in the prospectus contained in such Registration Statement.

                               Very truly yours,

                    /s/ Nixon, Hargrave, Devans & Doyle LLP

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